UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 12, 2016

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CQG Order Routing Service Agreement

Effective on April 12, 2016, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), authorized and approved the execution of that certain one-year CQG Order Routing Service Agreement (the “Agreement”) with CQG, LLC and its affiliates (“CQG”). CQG has an electronic order/trade routing service that provides access to market trading platforms (“ORS”). The Company desires its market trading software to interface with the ORS for the purpose of processing orders entered by its customers, whose brokers have entered into a CQG order routing service broker agreement with CQG.

Therefore, in accordance with the terms and provisions of the Agreement: (i) CQG will work with the Company to develop and maintain an interface between the Company’s software and the ORS pursuant to which CQG will provide the Company with an application program interface for CQG’s ORS (“API”); and (ii) CQG will pay certain amounts due to the Company in accordance with a fee schedule within thirty days after fees are collected (the “Fee Schedule”). The Fee Schedule may be changed by CQG on ninety (90) days written notice to the Company. In accordance with the Fee Schedule, the Company and CQG shall share equally all transaction fees collected by CQG for orders placed through the Company’s trading software except that if transaction fees in a given month are less than $250, CQG shall retain 100%. CQG and the Company shall also share equally all fixed user fees charged to customers for their use of the ORS in connection with the Company’s trading software. The Agreement shall have an initial term of one year and shall automatically renew thereafter until either party shall give at least 90 days’ notice of termination.

Moreover, CQG does not make any representations, warranties or guarantees, express or implied, with respect to the ORS or any software used in connection with the ORS or its content. Lastly, the Company understands that technical problems or other conditions may delay or prevent persons from entering or cancelling an order or receiving information through the ORS and, therefore, CQG shall not be liable for and the Company shall not hold CQG or its affiliates liable for any loss, cost or damage (including trading losses or data losses), whether in contract or tort, suffered or incurred by the Company or any third party. CQG grant of the right to use the ORS is granted “as is” with all faults.

CQG provides market data and other information, which CQG obtains from exchanges and other information providers. The Company will comply with all applicable requirements of the exchanges including, but not limited to: (i) ensuring that each customer’s use of the market data is tracked in the ORS by linking the Company’s entitlement system to CQG; (ii) ensuring that the market data is not made available to customers in an uncontrolled data fees so that customers are only able to use the market data within the Company’s application; and (iii) collecting and storing any agreements or non-professional declarations from customers as required by the exchanges.

The foregoing description of the Agreement is not complete and is qualified entirely by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	CQG Order Routing Service Agreement dated April 16, 2016 between CQG LLC and its affiliates and Epcylon Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: April 13, 2016	/s/ Kyle Appleby
Name: Kyle Appleby
Title: CFO